Exhibit 99.1

FOR IMMEDIATE RELEASE

At Heska Corporation:
Jason Napolitano, Executive Vice President & CFO
    (970) 493-7272, Ext. 4105

Heska Announces Q4 and Annual 2005 Results

First Profitable Year in Company History

LOVELAND, CO, March 27, 2006 - Heska Corporation (NASDAQ:HSKA) today reported financial results for its fourth quarter and year ended December 31, 2005.

Heska Corporation (“Heska” or the “Company”) highlights for 2005 were:

—	Record revenue of $69.4 million
—	Decreased Operating Expenses by $4 million compared to 2004
—	Improved Product Gross Margin by over 1 Percentage Point compared to 2004
—	200th U.S. Patent Issued
—	Announced Supply Agreement for Microalbuminuria Testing with Antech Diagnostics
—	Completed Corporate Headquarters Relocation to Centerra in Loveland, Colorado
—	Amended and Extended Credit Agreement with Wells Fargo to June 2009
—	First Profitable Third Quarter
—	Improved Fourth Quarter Pre-tax Income by $1.5 million compared to 2004
—	Net Income over $280 thousand - over a $5 million Improvement from 2004, including a $185 thousand non-recurring income tax benefit

“2005 was the best year in Heska history. We grew revenue to a record level and increased our product gross margin at the same time we decreased our operating expenses to their lowest level since we have been a public company - and we accomplished this while introducing an exciting new product and moving into new corporate headquarters. All of our employees worked very hard in 2005 and I congratulate them on meeting our goal of annual profitability. This is an extremely important milestone for our company,” said Robert Grieve, Heska’s Chairman and CEO. “I am excited to lead our team into 2006 and am convinced we are poised for even greater success.”

Segment Product Revenue
Total product revenue for the fourth quarter of 2005 was $15.6 million, down 5% from $16.3 million in the fourth quarter of 2004. For the year ended December 31, 2005, total product revenue was $67.5 million, up 3% from $65.7 million in 2004. Heska Corporation’s business is comprised of two reportable segments - Core Companion Animal Health and Other Vaccines, Pharmaceuticals and Products. Product revenue from these segments is as follows:

Core Companion Animal Health    This segment includes revenue from the company’s diagnostic and monitoring instruments and supplies as well as single use, point-of-care tests, vaccines and pharmaceuticals, primarily for canine and feline use. In the fourth quarter of 2005, this segment generated product revenue of $13.0 million, up 2% as compared to $12.8 million in the fourth quarter of 2004. For the year ended December 31, 2005, this segment generated product revenue of $54.7 million, up 4% from $52.7 million in 2004.

Other Vaccines, Pharmaceuticals and Products    This segment includes revenue from private label vaccine and pharmaceutical production, primarily for cattle but also for other animals including small mammals, horses and fish. In the fourth quarter of 2005, this segment generated product revenue of $2.5 million, down 29% as compared to $3.5 million in the fourth quarter of 2004. For the year ended December 31, 2005, this segment generated product revenue of $12.8 million, down 1% from $13.0 million in 2004.

Investor Conference Call
Management will conduct a conference call on Monday, March 27, 2006 at 9:00 a.m. MST (11:00 a.m. EST) to discuss the fourth quarter and year end 2005 financial results. To participate, dial (800)240-5318 (domestic) or (303)262-2143 (international); the conference call access number is 11056588. The conference call will also be broadcast live over the Internet at http://www.heska.com. To listen, simply log on to the web at this address at least ten minutes prior to the start of the call to register, download and install any necessary audio software. Telephone replays of the conference call will be available for playback until April 10, 2006. The telephone replay may be accessed by dialing (800)405-2236 (domestic) or (303)590-3000 (international). The webcast replay may be accessed from Heska’s home page at www.heska.com until April 10, 2006.

About Heska
Heska Corporation (Nasdaq: HSKA) sells advanced veterinary diagnostic and other specialty veterinary products. Heska’s state-of-the-art offerings to its customers include diagnostic and monitoring instruments and supplies as well as single use, point-of-care tests, vaccines and pharmaceuticals. The company’s core focus is on the canine and feline markets where it strives to provide high value products for unmet needs in veterinary medicine. For further information on Heska and its products, visit the company’s website at www.heska.com.

Forward-Looking Statements
This announcement contains forward-looking statements regarding Heska’s future financial and operating results. These statements are based on current expectations and are subject to a number of risks and uncertainties. Investors should note that Heska does not expect to be profitable every quarter and Heska’s current expectation is that the first quarter of 2006 will likely result in a net loss. In addition, factors that could affect the business and financial results of Heska generally include the following: uncertainties regarding Heska’s ability to achieve sustained and/or material profitability; uncertainties regarding the accuracy of any current or future financial guidance; risks regarding Heska’s ability to successfully market, sell and distribute its products; uncertainties regarding Heska’s reliance on third parties who Heska has granted substantial marketing rights to certain of Heska’s existing products; uncertainties regarding Heska’s ability to raise additional capital or borrow additional cash to fund future operations as needed; competition; risks regarding the commercialization and market acceptance of products Heska may introduce in the future; risks regarding Heska’s ability to continue to comply with all requirements of the credit and security agreement with Wells Fargo Business Credit, Inc.; uncertainties regarding the outcome of relationships and collaborations with third parties from which Heska is hoping to generate new product opportunities; risks regarding Heska’s reliance on key personnel; uncertainties regarding the impact of revenue fluctuations or shortfalls versus our expectations on Heska’s cash flow and liquidity as many of Heska's expenses are fixed; and the risks set forth in Heska’s filings and future filings with the Securities and Exchange Commission, including those set forth in Heska’s Annual Report on Form 10-K for the year ended December 31, 2004 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2005.

Financial Table Follows
(Certain prior year numbers have been reclassified to be consistent with the current year presentation.):

Consolidated Statements of Operations
In Thousands, Except per Share Amounts
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2004	2005	2004	2005

Revenue, net:
Product revenue, net:
Core companion animal health	$12,803	$13,049	$52,719	$54,716
Other vaccines, pharmaceuticals and products	3,539	2,509	12,968	12,833

Total product revenue, net	16,342	15,558	65,687	67,549
Research, development and other	873	820	2,004	1,888

Total revenue	17,215	16,378	67,691	69,437

Cost of Revenue:
Cost of products sold	10,450	9,348	42,253	42,515
Cost of research, development and other	388	324	729	1,095

Total cost of revenue	10,838	9,672	42,982	43,610

Gross Profit	6,377	6,706	24,709	25,827

Operating expenses:
Selling and marketing	3,778	3,309	15,616	14,020
Research and development	1,300	688	5,891	3,749
General and administrative	1,567	1,500	7,442	7,187

Total operating expenses	6,645	5,497	28,949	24,956

Income (loss) from operations	(268)	1,209	(4,240)	871
Interest and other expense, net	289	271	575	774

Income (loss) before income taxes	(557)	938	(4,815)	97
Income tax expense (benefit)	--	(185)	--	(185)

Net income (loss)	$(557)	$1,123	$(4,815)	$282

Basic and diluted net income (loss) per share	$(0.01)	$0.02	$(0.10)	$0.01

Shares used for basic net income (loss) per share	49,173	49,881	49,029	49,650

Shares used for diluted net income (loss) per share	49,173	51,538	49,029	50,438

Balance Sheet Data
In Thousands
(unaudited)

	December 31,	December 31,
	2004	2005

Cash and cash equivalents	$4,982	$5,231
Total current assets	28,442	26,845
Total assets	38,724	36,784
Line of credit	10,375	9,453
Current portion of long-term debt and capital leases	302	1,263
Total current liabilities	23,269	20,722
Long-term debt and capital leases	1,466	2,703
Stockholders’ equity	2,579	3,233
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